UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VEREIT, INC.
(Name of Registrant as Specified in Its Charter)

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VEREIT, INC.
2325 E. Camelback Road, 9th Floor
Phoenix, Arizona 85016

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of VEREIT, Inc. (the “Company”), dated April 7, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, May 21, 2020 at 8:30 A.M. local mountain standard time. This Notice of Change of Location is being filed with the U.S. Securities and Exchange Commission, and is being made available to stockholders via press release and by posting on the Company’s website at www.vereit.com, on or about May 8, 2020. This Notice of Change of Location shall only be applicable for the 2020 Annual Meeting of Stockholders and shall not be applicable to future annual meetings.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

VEREIT Announces Change to Virtual Format for its 2020 Annual Meeting of Stockholders due to COVID-19

PHOENIX, May 8, 2020 /PRNewswire/ -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) today announced that, due to the ongoing novel coronavirus (COVID-19) pandemic and in order to protect the health and safety of its employees, stockholders and the greater community, its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will change to a virtual-only format. The date and time of the Annual Meeting will not change, and the Annual Meeting will still be held at 8:30 A.M. local mountain standard time on Thursday, May 21, 2020. There is no change to the items of business to be addressed at the Annual Meeting, which are described in the Company’s previously distributed proxy materials.

The Company urges stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials. The proxy card and voting instruction card included with the previously distributed proxy materials will not be updated to reflect the change in location of the meeting, but they may continue to be used to vote stockholders’ shares on the proposals to be presented at the virtual Annual Meeting. Stockholders who have previously voted do not need to take any further action. Only stockholders with a valid control number which was included with the proxy materials will be able to attend the Annual Meeting and vote electronically at the Annual Meeting and submit questions electronically at the Annual Meeting.

Stockholders will not be able to attend the Annual Meeting in person. Instead, stockholders should follow the voting instructions provided in the proxy materials previously distributed. As described in the proxy materials, you are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof if you were a stockholder of record as of the close of business on March 27, 2020, the record date, or hold legal proxy for the meeting provided by your broker, bank or nominee. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/VER2020 and enter the unique 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card (if you received a printed copy of the proxy materials). Stockholders will be able to vote electronically and submit questions electronically during the virtual Annual Meeting.

Participants will be able to log in 15 minutes prior to the start of the Annual Meeting. We encourage you to access the Annual Meeting in advance of the designated start time to ensure that you do not experience any technical difficulties.

The Annual Meeting will be held on Thursday, May 21, 2020 at 8:30 A.M. local mountain standard time at www.virtualshareholdermeeting.com/VER2020.

The Proxy Statement and our 2019 Annual Report to Stockholders are available at www.proxyvote.com.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S.  The Company has total real estate investments of $14.8 billion including approximately 3,900 properties and 89.5 million square feet. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.vereit.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.  Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | PChapman@Rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com